EXHIBIT 10.28
Execution Version
TIME SHARING AGREEMENT
This Agreement, made and entered into this 24th day of February, 2026, by and between Solventum Corporation, a Delaware corporation, with principal offices at 3M Center, Building 275-6W, 2510 Conway Avenue East, Maplewood, MN (hereinafter referred to as “OWNER”), and Wayde McMillan (hereinafter referred to as “LESSEE”);

WITNESSETH:

WHEREAS, Owner has entered into various agreements (“Fractional Program Agreements”) with FlexJet LLC (“FlexJet”), in respect to the FlexJet fractional ownership program (as such term is defined in 14 CFR §91.1001) (the “Program”), pursuant to which Owner has purchased or has rightful possession of a fractional ownership interests in [Aircraft] (the “Aircraft”). Owner has secured a commitment from the Program that flights operated under the Program will be operated either FAR Part 91 by the Owner or under FAR Part 135 by FlexJet.

WHEREAS, Lessee is an officer or high-ranking executive employee of the Owner or an affiliated company of the Owner.

WHEREAS, Owner has determined that, incident to the employment relationship between the Lessee and Owner or Owner’s affiliates, it is to the benefit of Owner to permit the use of the Aircraft (not to exceed thirty (30) hours) by the Lessee for personal flight needs, to the extent consistent with the scheduling needs of Owner, for many of the same reasons that support use of the Aircraft by the Lessee for travel on Owner-related business, including but not necessarily limited to: enhancing security and privacy; maintaining communication between Owner’s employees and the Lessee; permitting the Lessee in their capacity as an officer or high-ranking executive to work on Owner-related business while traveling by providing a convenient, private and confidential setting; and reducing travel-related stress, delay and fatigue that might otherwise reduce efficiency or delay the return to work of the Lessee.

WHEREAS, under the Program, Owner is entitled to use or operate the Aircraft subject to the Program and other aircraft available under dry lease exchange arrangements or otherwise subject to the Program (together with the Aircraft, the “Program Aircraft”). At the discretion of the Owner, the Owner may agree to permit Lessee to use the Program Aircraft to coordinate its flights from time to time under this Agreement. In addition, Owner may permit Lessee to have access to charter flights through the Program and other arrangements with FlexJet for personal purposes for which Lessee agrees to pay Owner any and all costs and fees for such operation that are charged to Owner by the charter flight vendor.

WHEREAS, Lessee desires to lease said Program Aircraft on a limited basis, with a qualified flight crew, from Owner on a nonexclusive "time sharing" basis as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FARs”), subject to the terms of the Program. All flights operated on the Program Aircraft under this Agreement shall be operated under FAR Part 91. Nothing contained herein shall obligate or entitle Lessee to any minimum usage of the Program Aircraft.

NOW, THEREFORE, Owner and Lessee, declaring their intention to enter into and be bound by this Agreement and for the good and valuable consideration set forth below, hereby covenant and agree as follows:

1.Lease/Time Sharing Term. Owner hereby leases/time shares the Program Aircraft to Lessee (with fully qualified flight crew for all operations of the Program Aircraft) on a nonexclusive basis and Lessee hereby leases/time shares the Program Aircraft from Owner, pursuant to the provisions of this Agreement and of FAR 91.501(c)(1). Lessee’s use of Program Aircraft under this Agreement may not exceed thirty (30) hours per calendar year. The term of this Agreement shall be for a period of one year and shall be automatically extended for additional one year periods unless either party terminates this Agreement upon written notice to the other (assuming all cost and expenses have been paid by Lessee hereunder).
2.Flight Expenses. Lessee agrees to pay Owner for each flight conducted for its benefit on the Program Aircraft pursuant to FAR Part 91 under this Agreement up to the actual expenses of each specific flight as authorized by FAR Part 91.501(d). These expenses include the following:
2.1Fuel, oil, lubricants, and other additives.
2.2Travel expenses of the crew, including food, lodging and ground transportation.
2.3Hangar and tie down costs away from the Aircraft's base of operation.
2.4Insurance obtained for the specific flight.
2.5Landing fees, airport taxes and similar assessments.
2.6Customs, foreign permit, and similar fees directly related to the flight.
2.7Passenger ground transportation.
2.8In-flight food and beverages.
2.9Flight planning and weather contract services.
2.10An additional charge equal to 100% of the expenses listed in subparagraph 2.1 of this paragraph.
3.Excise and Use Taxes. Lessee agrees that it is responsible for the payment of any excise or similar tax assessed by a governmental agency in connection with any flights of the Program Aircraft conducted by or for such Lessee (including Federal Excise Tax on the payments hereunder); and Lessee agrees that it will remit such taxes to Owner within sixty (60) days upon receipt of a statement for same.
4.Invoices and Payment. Owner will pay all expenses related to the operation of the Program Aircraft when incurred, and will provide an invoice to the applicable Lessee for the expenses enumerated in the Acceptance Receipts, on a monthly basis, for flights performed within such month. Lessee shall pay Owner for the expenses for which it is responsible within sixty (60) days of receipt of the invoice and bill therefore. At Owner’s sole option, Lessee hereby authorizes Owner to net the amounts due from Lessee to Owner from any amounts otherwise due from Owner to Lessee, including without limitation via payroll or similar deductions.

5.Flight Requests. Lessee will provide Owner with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least forty eight (48) hours in advance of any Lessee's planned departure. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the parties. Owner shall promptly confirm to Lessee as to whether or not the requested use of the Program Aircraft can be accommodated, which shall be in Operator’s sole discretion, and will confirm the details of such trip. In addition to proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Owner or Owner's flight crew:
5.1proposed departure point;
5.2destination;
5.3date and time of flight;
5.4the number of anticipated passengers (which shall always include Lessee, along with the name, address, phone number and age of any additional passengers);
5.5the nature and extent of luggage and/or cargo to be carried;
5.6the date and time of a return flight, if any; and
5.7any other information concerning the proposed flight that may be pertinent or required by Owners or Owner's flight crew.
6.Scheduling Priority. Owner shall have final authority over the scheduling of the Program Aircraft; provided, however, that Owner will use reasonable efforts to accommodate Lessee's needs and to avoid conflicts in scheduling.
7.Aircraft Maintenance. Owner shall be solely responsible for maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.
8.Operational Authority. In accordance with applicable FARs, the qualified flight crew provided by the Owner pursuant to this Agreement will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command, or any of the flight crew, shall create or support any liability for loss, injury, damage or delay to any Lessee or any other person. The parties further agree that Owner shall not be liable for delay or failure to furnish the Program Aircraft and crew pursuant to this Agreement including but not limited to when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.
9.Insurance. Owner shall obtain and maintain insurance policies with respect to the Program Aircraft as required pursuant to the Fractional Program Agreements. Owner shall name Lessee and such other persons as Lessee may reasonably request as Additional Insureds under any such insurance policies (without responsibility for premiums).
10.DISCLAIMER OF WARRANTIES / LIMITATION OF LIABILITY. THE AIRCRAFT IS BEING LEASED BY THE OWNER TO THE LESSEE HEREUNDER ON A

COMPLETELY "AS IS," "WHERE IS," BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE LESSEE. OWNER HAS NOT MADE (WHETHER BY VIRTUE OF THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF. WITHOUT LIMITATION, OWNER DISCLAIMS ALL REPRESENTATIONS AND/OR WARRANTIES AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT OPERATION, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE, HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF.
11.LESSEE AGREES THAT IT HEREBY RELEASES AND DISCLAIMS, AND WILL HOLD THE OWNER, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS, HARMLESS FROM AND AGAINST ANY AND ALL OBLIGATIONS, FEES, LIABILITIES, REMEDIES, LOSSES, DAMAGES (DIRECT, INCIDENTAL OR CONSEQUENTIAL), PENALTIES, CLAIMS, DEMANDS, ACTIONS, SUITS, JUDGMENTS, COSTS AND EXPENSES, INCLUDING LEGAL EXPENSES, OF EVERY KIND AND NATURE WHATSOEVER (EXPRESS OR IMPLIED) (“LOSS”) IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE OWNER (WHETHER OR NOT ARISING FROM THE ACTUAL OR IMPUTED NEGLIGENCE OF THE OWNER) IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE MANUFACTURE, CONSTRUCTION, ORDERING, PURCHASE, ACCEPTANCE OR REJECTION, OWNERSHIP, TITLING OR RETITLING, REGISTRATION OR RE-REGISTRATION, DELIVERY, POSSESSION, USE, OPERATION, MAINTENANCE, STORAGE, REMOVAL, RETURN, SALE OR OTHER DISPOSITION OF THE AIRCRAFT, OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, ANY OF SUCH AS MAY ARISE FROM (I) LOSS OR DAMAGE TO ANY PROPERTY OR DEATH OR INJURY TO ANY PERSON, (II) PATENT OR LATENT DEFECTS IN THE AIRCRAFT (WHETHER OR NOT DISCOVERABLE BY ANY LESSEE OR THE OWNER), (III) ANY CLAIMS BASED ON STRICT LIABILITY IN TORT, AND (IV) ANY CLAIMS BASED ON PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR (B) THIS AGREEMENT, OR ANY FAILURE ON THE PART OF LESSEE OR OWNER TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE AIRCRAFT.
12.IN NO EVENT SHALL EITHER OWNER OR LESSEE BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR ANY DAMAGES FOR DIMINUTION IN VALUE OF THE AIRCRAFT, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING, BUT NOT LIMITED

TO LOSS OF USE, REVENUE, OR PROFIT, BUSINESS OPPORTUNITIES AND THE LIKE.
13.Use of Aircraft.
13.1Lessee warrants that:
13.1.1It will use the Program Aircraft for and on account of its own purposes only, and will not use the Program Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire or in violation of this Agreement, applicable FAA regulations or any other agreements entered into by the Owner relating to the Aircraft;
13.1.2It shall refrain from incurring any mechanics or other lien in connection with inspection, preventive maintenance, maintenance or storage of the Program Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by any party hereto to convey, mortgage, assign, lease or any way alienate the Program Aircraft or create any kind of lien or security interest involving the Aircraft to do anything or take any action that might mature into such a lien; and during the term of this Agreement, it will abide by and conform to all such laws, governmental and airport orders, rules and regulations and written agreements, as shall from time to time be in effect relating in any way to the operation and use of the Program Aircraft by any Lessee.
13.1.3During the term of this Agreement, the Lessee will abide by and conform to, and will cause all passengers to abide by and conform to, all applicable laws, governmental and airport orders, rules and regulations as shall from time to time be in effect relating to any way to the operation or use of the Program Aircraft and further comply with the terms of the Fractional Program Agreements.
14.OPERATIONAL CONTROL. THE PARTIES EXPRESSLY AGREE THAT OWNER SHALL HAVE AND MAINTAIN SOLE OPERATIONAL CONTROL OF THE AIRCRAFT AND EXCLUSIVE POSSESSION, COMMAND AND CONTROL OF THE AIRCRAFT FOR ALL FLIGHTS OPERATED UNDER THIS AGREEMENT, AND THAT THE INTENT OF THE PARTIES IS THAT THIS AGREEMENT CONSTITUTE A “TIME SHARING AGREEMENT” AS SUCH TERM IS DEFINED IN SECTION 91.501(C)(1) OF THE FAR. OWNER SHALL EXERCISE EXCLUSIVE AUTHORITY OVER INITIATING, CONDUCTING, OR TERMINATING ANY FLIGHT CONDUCTED ON BEHALF OF LESSEE PURSUANT TO THIS AGREEMENT.
15.Title. Lessee acknowledges that Owner owns and will continue to own during the term hereof, legal, beneficial, and equitable title to the Aircraft. Lessee shall have no right, title or interest in or to the Aircraft and Lessee shall undertake to protect or preserve Owner’s title to the Aircraft.
16.Notices. All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by e-mail, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefore, in each case at the address set forth below:

Owner Name: Solventum Corporation Address: 3M Center, Building 275-6W 2510 Conway Avenue East Maplewood, MN 55144 Phone: Email: Attention: Chief Corporate & Legal Affairs Officer	Lessee Name: Wayde McMillan Address: Phone: Email:
17.
18.No Assignments. Neither this Agreement nor any party's interest herein shall be assignable to any other party whatsoever; provided that the Owner may assign this Agreement to any successor to the Owner's interest in the Aircraft. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.
19.Counterparts. This Agreement may be executed by the parties hereto in two (2) separate counterparts, each of which when so executed and delivered shall be an original, and both of which shall together constitute but one and the same instrument.
20.Headings. The section headings in this Agreement are for convenience of reference only and shall not modify, define, expand, or limit any of the terms or provisions hereof.
21.No Partnership or Agency. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Owner and Lessee.
22.Entire Agreement. This Agreement, and all terms, conditions, warranties, and representations herein, are for the sole and exclusive benefit of the signatories hereto. This Agreement constitutes the entire agreement of the parties and supersedes all prior oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.
23.No Inducement or Reliance. Except as specifically provided in this Agreement, none of the provisions of this Agreement, nor any oral or written statements, representations, commitments, promises, or warranties made with respect to the subject matter of this Agreement shall be construed or relied upon by any party as the basis of, consideration for, or inducement to engage in, any separate agreement, transaction or commitment for any purpose whatsoever.
24.Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
25.Governing Law. This Agreement has been delivered in the State of Minnesota and shall in all respects be governed by, and construed in accordance with, the laws of the State of

Minnesota, including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions. Exclusive jurisdiction and venue over any and all disputes between the parties arising under this Agreement shall be in, and for such purpose each party hereby submits to the jurisdiction of, the state and federal courts serving the State of Minnesota.
26.TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS:
26.1OWNER HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91.409 OF THE FEDERAL AVIATION REGULATIONS. OWNER CERTIFIES THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF 91.409 OF THE FEDERAL AVIATION REGULATIONS. EACH PARTY CERTIFIES THAT IT UNDERSTANDS ITS RESPECTIVE RESPONSIBILITIES, IF ANY, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. BY ITS SIGNATURE BELOW OWNER CERTIFIES THAT IT WILL HAVE OPERATIONAL CONTROL OF THE AIRCRAFT WHEN IT IS BEING OPERATED UNDER THIS AGREEMENT. EACH PARTY UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.
27.
28.[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

OWNER: SOLVENTUM CORPORATION /s/ Marcela Kirberger Name: Marcela Kirberger Title: Chief Corporate & Legal Affairs Officer Date: February 24, 2026	LESSEE: /s/ Wayde McMillan Name: Wayde McMillan Date: February 24, 2026

Instructions to Comply with Truth-in-Leasing Requirements
1.Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):
Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125
2.Notify the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.
3.Carry a copy of the lease in the aircraft at all times